UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): October 2, 2023

MITEK SYSTEMS, INC.
(Exact name of registrant as specified in its charter)

Delaware		001-35231	87-0418827
(State or other jurisdiction of incorporation)		(Commission File Number)	(IRS Employer Identification No.)

600 B Street, Suite 100
San Diego,	California		92101
(Address of principal executive offices)			(Zip Code)
Registrant’s telephone number, including area code: (619) 269-6800
Not Applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.001 per share	MITK	The NASDAQ Capital Market
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.	☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
On October 2, 2023, Mitek Systems, Inc. (the “Company”) held an annual meeting of its stockholders (the “Annual Meeting”). At the Annual Meeting, the Company’s stockholders approved the amendment and restatement of the Mitek Systems, Inc. 2020 Incentive Plan (the “2020 Plan”) to increase the number of shares authorized for issuance thereunder by 5,108,000 shares (the 2020 Plan as so amended and restated, the “A&R 2020 Plan”) .
The A&R 2020 Plan had been previously approved, subject to stockholder approval, by the Company’s Board of Directors (the “Board”), upon recommendation of the Compensation Committee of the Board, on August 9, 2023. A summary of the A&R Plan was included in the Company’s definitive proxy statement for the Annual Meeting filed with the U.S. Securities and Exchange Commission on August 22, 2023, as supplemented and amended on September 19, 2023 (the “Proxy Statement”). The summary of the A&R 2020 Plan is qualified in its entirety by reference to the full text of the A&R2020 Plan, which is filed as Exhibit 10.1 hereto and incorporated herein by reference.
Item 5.07. Submission of Matters to a Vote of Security Holders.
As of August 10, 2023, the record date for the Annual Meeting, there were 45,533,817 shares of the Company’s common stock outstanding and entitled to vote at the Annual Meeting. At the Annual Meeting, a total of 35,456,655 shares of the Company’s common stock were represented in person or by proxy. Set forth below is a brief description of each matter voted upon at the Annual Meeting and the voting results with respect to each matter. These proposals, each of which was approved by our stockholders at the Annual Meeting with exception of proposal number 3, are more fully described in the Proxy Statement.

1.A proposal to elect the following seven directors to serve until the Company’s 2024 annual meeting of stockholders and until their respective successors have been elected and qualified: Scipio “Max” Carnecchia, Scott Carter, Rahul Gupta, James C. Hale, Susan Repo, Kimberly S. Stevenson, and Donna C. Wells.

	For	Withheld	Broker Non-Votes
Scipio “Max” Carnecchia	22,470,554	2,568,912	10,417,189
Scott R. Carter	22,389,817	2,643,864	10,422,972
Rahul Gupta	21,030,100	4,009,366	10,417,189
James C. Hale	20,956,639	4,082,827	10,417,189
Susan J. Repo	20,650,209	4,389,257	10,417,189
Kim S. Stevenson	18,097,954	6,941,512	10,417,189
Donna C. Wells	22,450,800	2,588,666	10,417,189

2.A proposal to approve the amendment and restatement of the Mitek Systems, Inc. 2020 Incentive Plan to increase the number of shares reserved for issuance thereunder by 5,108,000 shares.

For	Against	Abstained	Broker Non-Votes
17,547,504	7,276,854	215,108	10,417,189

3.A proposal to approve the amendment to our Certificate of Incorporation to reflect new Delaware law provisions regarding officer exculpation.

For	Against	Abstained	Broker Non-Votes
20,806,647	4,124,519	108,300	10,417,189

4.A proposal to ratify the appointment of BDO USA, P.A. as our independent registered public accounting firm for the fiscal year ending September 30, 2023;

For	Against	Abstained
34,730,232	519,833	206,590

5.A proposal to approve, on an advisory (non-binding) basis, the compensation of our named executive officers as presented in the Proxy Statement.

For	Against	Abstained	Broker Non-Votes
15,601,636	9,328,073	109,757	10,417,189

6.A proposal to approve, on an advisory (non-binding) basis, the frequency of future advisory stockholder votes on the compensation of our named executive officers.

One Year	Two Years	Three Years	Abstained	Broker Non-Votes
24,054,382	47,200	684,062	253,822	10,417,189

Based on the results of the advisory vote related to the frequency of future advisory stockholder votes to approve the compensation of our named executive officers, the Board determined on October 2, 2023 that the Company will continue to hold future advisory votes to approve executive compensation annually until the next required stockholder vote on the frequency of these votes.
Item 9.01 Financial Statements and Exhibits.
(d) Exhibits.

Exhibit Number	Description
10.1	Mitek Systems, Inc. Amended and Restated 2020 Incentive Plan and the forms of agreement related thereto.
104	Cover Page Interactive Data File, formatting Inline Extensible Business Reporting Language (iXBRL)

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Mitek Systems, Inc.

October 3, 2023	By:	/s/ Fuad Ahmad
Fuad Ahmad
Interim Chief Financial Officer

Exhibit Index

Exhibit Number	Description
10.1	Mitek Systems, Inc. Amended and Restated 2020 Incentive Plan and the forms of agreement related thereto.
104	Cover Page Interactive Data File, formatting Inline Extensible Business Reporting Language (iXBRL)